UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2006

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-124594 (Commission File Number)	13-3419202 (I.R.S. Employer Identification Number)

1800 Century Park East, Ste. 200, Los Angeles, CA 90067
(Address of principal executive offices) (zip code)

(310) 895-7750
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2006 Patient Safety Technologies, Inc. (the “Company”), entered into a Secured Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company sold a $1,100,000 principal amount Secured Convertible Promissory Note (the “Note”) and a warrant to purchase 401,460 shares of the Company’s common stock (the “Warrant”) to Alan E. Morelli. The sale of the Note and the Warrant to Mr. Morelli was made pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. No advertising or general solicitation was used in offering the securities and Mr. Morelli represented that he is an accredited investor and that the securities were purchased for investment purposes for his own account and not with a view to the resale or distribution of such securities.

Of the $1,100,000 of gross proceeds approximately $1,068,201 was used to repay outstanding principal and interest on a $1,000,000 principal amount promissory note held by Bodnar Capital Management, LLC, a significant shareholder of the Company.

As security for the Company’s obligations under the Note, pursuant to a Pledge Agreement and an Account Control Agreement, the Company pledged the equity securities owned by the Company in Digicorp, IPEX, Inc., Automotive Services Group, Inc., Alacra, Inc. and Surgicount Medical, Inc. As additional security for the Company’s obligations under the Note, pursuant to a Mortgage and a Deed of Trust, the Company pledged 8.5 acres of undeveloped land it owns in Heber Springs, Arkansas and 0.61 acres of undeveloped land it owns in Springfield, Tennessee, respectively. In connection with the security interests granted to Mr. Morelli, Ault Glazer Bodnar Acquisition Fund, LLC and Herbert Langsam Revocable Trust entered into Subordination Agreements with Mr. Morelli and the Company agreeing to subordinate their existing security interests in the Company’s assets to the security interests granted Mr. Morelli. As further security, Milton “Todd” Ault, III and Louis Glazer, M.D. gave their personal guaranty of the Company’s obligations under the Note.

Pursuant to the Purchase Agreement, the Company granted Mr. Morelli a right of first offer with respect to future sales by the Company of its equity securities which right continues until the twelve-month anniversary of the closing date of June 6, 2006.

The Note accrues interest at the rate of 12% per annum through July 6, 2006, after which the interest rate increases to 15% per annum from July 6, 2006 through the date the loan is repaid. The principal amount of the Note and any accrued but unpaid interest is due to be paid upon the earlier of (a) July 6, 2006, or at the option of the Company, October 6, 2006, or (b) the occurrence of an event of default. The Company is required to make a mandatory repayment of its obligations under the Note upon the sale of 50% or more of the equity interest of the Company to any person or group or any sale of 50% or more of the assets of the Company in a single transaction or series of related transactions. Principal and interest on the Note is convertible into shares of the Company’s common stock at a conversion price of $2.74. If the Company issues shares of common stock or securities convertible or exercisable into shares of common stock below the then applicable conversion price, the conversion price of the Note will be reduced accordingly. The conversion price of the Note also will be adjusted if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of Mr. Morelli’s position.

The Warrant has an exercise price of $3.04 per share and will expire after June 6, 2011. If the Company issues shares of common stock or securities convertible or exercisable into shares of common stock below the then applicable exercise price, the exercise price of the Warrant will be reduced accordingly. The exercise price of the Warrant also will be adjusted if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of Mr. Morelli’s position.

Mr. Morelli agreed to restrict his ability to convert the Note and exercise the Warrant such that the number of shares of common stock beneficially owned by him and his affiliates in the aggregate after such conversion or exercise does not exceed 9.999% of the then issued and outstanding shares of common stock of the Company. Such beneficial ownership restriction may be waived by Mr. Morelli upon not less than 61 days’ prior notice to the Company.

In connection with the sale of the Note and the Warrant, the Company entered into a Registration Rights Agreement with Mr. Morelli, agreeing to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issuable upon conversion of the Note and upon exercise of the Warrant. The Company agreed to file such registration statement within 30 days following the effective date of the registration statement on Form S-3, as amended (SEC File No. 333-124564), originally filed by the Company on May 3, 2005, but no later than September 6, 2006, and to cause such registration statement to be declared effective by September 4, 2006. If such deadlines are not met, the Company is required to pay liquidated damages to Mr. Morelli equal to 1.5% of the initial principal amount of the Note on each such required date that is not met and an additional 1.5% for each monthly period thereafter until the event is cured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	$1.1 million principal amount Secured Convertible Promissory Note issued by Patient Safety Technologies, Inc. to Alan E. Morelli on June 6, 2006
4.2	Warrant to purchase 401,460 shares of common stock issued by Patient Safety Technologies, Inc. to Alan E. Morelli on June 6, 2006
10.1	Secured Convertible Note and Warrant Purchase Agreement dated June 6, 2006 by and between Patient Safety Technologies, Inc. and Alan E. Morelli
10.2	Letter agreement dated May 31, 2006 between Bodnar Capital Management, LLC and Patient Safety Technologies, Inc.
10.3	Registration Rights Agreement dated June 6, 2006 by and between Patient Safety Technologies, Inc. and Alan E. Morelli
10.4	Pledge Agreement dated June 6, 2006 by and between Patient Safety Technologies, Inc. and Alan E. Morelli
10.5	Subordination Agreement dated June 6, 2006 by and between Alan E. Morelli and Herbert Langsam Revocable Trust and consented to by Patient Safety Technologies, Inc.
10.6	Subordination Agreement dated June 6, 2006 by and between Alan E. Morelli and Ault Glazer Bodnar Acquisition Fund, LLC and consented to by Patient Safety Technologies, Inc.
10.7	Mortgage with Security Agreement, Absolute Assignment of Rents and Leases, Fixture Filing and Financing Statement dated June 1, 2006 by Patient Safety Technologies, Inc. in favor of Alan E. Morelli
10.8
Tennessee Deed of Trust with Security Agreement, Assignment of Rents and Leases and Fixture Filing dated June 1, 2006 by and among Patient Safety Technologies, Inc., Robert C. Liddon and Thomas F. Baker, IV as trustees, and Alan E. Morelli

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: June 8, 2006	By:	/s/ Louis Glazer, M.D.
Name: Louis Glazer, M.D., Ph.G.
Title: Chief Executive Officer